Exhibit 4.4

[Execution Version]

As of December 19, 2003

Trans World Entertainment
Corporation

Record Town, Inc.

Record Town Michigan, Inc.

Record Town Minnesota, LLC

38 Corporate Circle

Albany, New York 12203

Re:          Amendment No. 7 to Loan and Security Agreement

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of July 9, 1997, by and among Congress Financial Corporation (“Lender”), Trans World Entertainment Corporation (“TWE”), Record Town, Inc. (“RTI”), Record Town Minnesota, LLC (“RT Minnesota”), and Record Town Michigan, Inc. (“RT Michigan”; and together with TWE, RTI and RT Minnesota, individually and collectively, jointly and severally, “Borrowers”), as amended by Amendment No. 1 to Loan and Security Agreement, dated as of February 17, 1998, Amendment No. 2 to Loan and Security Agreement, dated May 29, 1998, Amendment No. 3 to Loan and Security Agreement, dated as of December 31, 1998, Amendment No. 4 to Loan and Security Agreement, dated as of May 31, 1999, Amendment No. 5 to Loan and Security Agreement, dated as of June 30, 2000, Amendment No. 6 to Loan and Security Agreement, dated as of May 30, 2003 (“Amendment No. 6 to Loan Agreement”), and as further amended by this Amendment No. 7 to Loan and Security Agreement (this “Amendment”), dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Loan Agreement”), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed or delivered by Borrowers and Media Logic USA, LLC (“Media Logic”), Movies Plus, Inc. (“Movies Plus”), Records N’ Such, Inc. (“R&S”), Saturday Matinee, Inc. (“SMI”), Trans World Management Company, Inc. (“TW Management”), Trans World New York, LLC (“TW New York LLC”), Camelot Music Holdings, Inc. (“CMHI”) and Spec’s Music, Inc. (“Specs”; together with Media Logic, Movies Plus, R&S, SMI, TW Management TW New York LLC, and CMHI, each, individually, a “Guarantor” and, collectively, “Guarantors”), or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with the Loan Agreement and the agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Financing Agreements”).

Borrowers and Guarantors have requested that Lender waive the requirement that Lender have a first priority security interest in connection with certain investments in Cash Equivalents by Borrower arranged by ABN AMRO Financial Services, Inc. (“ABN AMRO”) on behalf of Borrowers with respect to which the investment account or other similar account is maintained by Borrowers with a securities intermediary or commodity intermediary other than ABN AMRO.  Lender is willing to waive such requirement, subject to the terms and conditions contained herein. Unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used above, shall have the respective meanings given to them in the Loan Agreement.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Loans, Investments and Guarantees.  Section 9.10(b) of the Loan Agreement is hereby deleted and replaced with the following:

“(b) investments in Cash Equivalents and investments in stock or obligations issued in settlement of claims against any non-affiliated person by reason of any bankruptcy case or composition or readjustment of debt or reorganization of any such non-affiliated person that is a debtor of any Borrower; provided, that, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect its security interest in such Cash Equivalents, other than investments in Cash Equivalents arranged by ABN AMRO so long as each of the following conditions is satisfied as determined by Lender at all times during which such Cash Equivalents are invested with or by ABN AMRO behalf of any Borrower:

(i) the aggregate amount of such investments shall not exceed $100,000,000 in the aggregate,

(ii) no Loans or Letter of Credit Accommodations shall be outstanding or if any Letter of Credit Accommodations are outstanding, then the amount of any credit balance of Borrowers with Lender shall equal or exceed the amount of any such outstanding Letter or Credit Accommodations;

(iii) Borrowers shall at all times maintain Excess Availability of not less than $50,000,000;

2

(iv) if any such investments are offered by ABN AMRO pursuant to which such investments are maintained through an investment account, securities account, commodities account or any other similar account with a securities intermediary or commodity intermediary other than ABN AMRO, then Borrowers shall use their best efforts to comply with the terms and conditions of Section 5.2(e)(ii)(C) of Amendment No. 6 to Loan Agreement; provided, that, if any such investments are offered by ABN AMRO pursuant to which such investments are maintained through an investment account, securities account, commodity account or any other similar account with ABN AMRO, then Borrowers shall comply with the terms and conditions of Section 5.2(e)(ii) of Amendment No. 6 to Loan Agreement; and

(v) no Event of Default or event which with notice or passage of time or both, would constitute an Event of Default shall exist or have occurred and be continuing.”

2.  Representations, Warranties and Covenants.  Borrowers and Guarantors represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrowers:

(a)  This Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors hereunder have been duly authorized, executed and delivered by all necessary action on the part of each of Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders (with respect to any corporation) or members (with respect to any limited liability company), and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms.

(b)  Without limiting any other reporting requirements under the Loan Agreement or any of the other Financing Agreements, upon the request of Lender, Borrowers shall furnish to Lender copies of any investment account statements or other information of ABN AMRO or such other securities intermediary or commodity intermediary with respect to the investments in Cash Equivalents.

(c)  All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is

3

made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

3.  Conditions Precedent.  The effectiveness of this Amendment and the agreement of Lender to the consents, modifications and amendments set forth in this Amendment are subject to the fulfillment of the following conditions precedent:

(a)  Borrowers and Guarantors shall have delivered, or shall have caused to be delivered, to Lender, a photocopy of an executed original or executed original counterparts of this Amendment by facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), as the case may be, duly authorized, executed and delivered by Borrowers and Guarantors;

(b)  all requisite corporate action and proceedings in connection with this Amendment and the documents and instruments to be delivered hereunder shall be in form and substance satisfactory to Lender, and Lender shall have received, to the extent applicable, all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

(c)  no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

4.  Effect of this Amendment.  This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof.  Except as expressly amended pursuant hereto, and except for the consents expressly set forth in the Consent No. 1 under Loan Agreement, Consent No. 2 under Loan Agreement, Consent No. 3 under Loan Agreement, Consent No. 4 under Loan Agreement, Consent No. 5 under Loan Agreement and Consent No. 6 under the Loan Agreement, no other changes or modifications to the Financing Agreements or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

5.  Further Assurances.  Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

4

6.  Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflict of laws).

7.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8.  Counterparts.  This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5

Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement among Borrowers and Lender.

Very truly yours,

CONGRESS FINANCIAL CORPORATION

By:

Title:

AGREED TO AND ACCEPTED:

TRANS WORLD ENTERTAINMENT CORPORATION

By:

Title:

RECORD TOWN, INC.

By:

Title:

RECORD TOWN MICHIGAN, INC.

By:

Title:

RECORD TOWN MINNESOTA, LLC

By: RECORD TOWN, INC.,
its sole member

By:

Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CONSENTED AND AGREED TO:

MEDIA LOGIC USA, LLC

By: RECORD TOWN, INC.,
its sole member

By:

Title:

MOVIES PLUS, INC.

By:

Title:

SATURDAY MATINEE, INC.

By:

Title:

RECORDS N’ SUCH, INC.

By:

Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TRANS WORLD NEW YORK, LLC

By: RECORD TOWN MICHIGAN, INC.,
its sole member

By:

Title:

TRANS WORLD MANAGEMENT COMPANY, INC.

By:

Title:

CAMELOT MUSIC HOLDINGS, INC.

By:

Title:

SPEC’S MUSIC, INC.

By:

Title: